UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2019

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310 Carmel, Indiana 46032
(Address of principal executive offices, including zip code)

(833) 509-4583

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ASMB	The Nasdaq Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

(b) and (c)

On April 30, 2019, Graham Cooper, the Chief Operating Officer, Chief Financial Officer, principal operating officer, principal financial officer and principal accounting officer of Assembly Biosciences, Inc. (the “Company”), notified the Company of his decision to resign from all positions with the Company effective immediately. The Company has initiated a search for a new chief financial officer to replace Mr. Cooper.

Effective as of May 1, 2019, Derek A. Small, the Company’s Chief Executive Officer and President, will serve as the Company’s principal financial officer. No additional compensation will be provided to Mr. Small in connection with this role. Complete biographical information for Mr. Small was provided in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 4, 2019.

Effective as of May 1, 2019, Michael P. Samar, the Company’s Vice President, Finance and Business Operations, has been appointed to serve as the Company’s principal accounting officer.

Item 9.01	Financial Statements and Exhibits.

A copy of the Company’s press release related to these matters, as well as the addition of David J. Houck, Ph.D., as Senior Vice President, Product Development and Portfolio Management, is furnished, but not filed, as Exhibit 99.1 hereto.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release issued by the Company on May 2, 2019.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by the Company on May 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2019	Assembly Biosciences, Inc.

	By:	/s/ Derek A. Small
Derek A. Small
President and Chief Executive Officer